UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2007, the Compensation Committee of the Board of Directors of IXYS Corporation (the "Company") approved the extension of the term of the Second Amended Executive Employment Agreement by and between Nathan Zommer and the Company to January 31, 2008. The terms of the agreement were otherwise unchanged.

On June 1, 2007, Uzi Sasson, Vice President of Finance and Chief Financial Officer of the Company, was additionally appointed Chief Operating Officer of the Company.

On June 1, 2007, Tim Richardson was elected a director of the Company. Mr. Richardson was elected to the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Richardson is an electronics industry veteran who currently serves as the Chief Financial Officer of Jupiter Foundation. Previously, he was the President and Chief Executive Officer of Micro Linear Corporation, which was acquired by Sirenza Microdevices, Inc. At Sirenza, he served as the Chief Strategy Advisor. He also was the President and co-founder of VeriFiber Technologies, which was acquired by Bandwidth 9, where he served as Executive Vice President following the acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

June 6, 2007	By:	/s/ Nathan Zommer

Name: Nathan Zommer
Title: President